Exhibit 99

GE HealthCare reports second quarter 2024 financial results

•Revenues were flat year-over-year; Organic revenue growth* was 1%
•Net income margin was 8.9% versus 8.7% for the prior year; Adjusted earnings before interest and taxes (EBIT) margin* was 15.3% versus 14.8%
•Diluted earnings per share (EPS) were $0.93 versus $0.91 for the prior year; Adjusted EPS* was $1.00 versus $0.92
•Cash flow from operating activities was $(119) million versus $(67) million for the prior year; Free cash flow* was $(182) million versus $(136) million
•Company updates full-year guidance for Organic revenue growth* and Adjusted EBIT margin*

Chicago, IL – July 31, 2024 – GE HealthCare (Nasdaq: GEHC) today reported financial results for the second quarter ended June 30, 2024.

GE HealthCare President and CEO Peter Arduini said, “In the second quarter, we delivered year-over-year sales growth and margin expansion despite headwinds in the China market. We also reported solid orders growth with particular strength in the U.S., as healthcare systems invest in technologies that enhance patient care and improve productivity. We are pleased with our continued progress in advancing our margin goals, while continuing our investments for future growth.”

Second quarter 2024 total company financial performance
•Revenues of $4.8 billion were flat as reported and up 1% on an Organic* basis year-over-year, with positive price and volume
•Total company book-to-bill, defined as Total orders divided by Total revenues, was solid at 1.06 times. Total company orders increased 3% organically year-over-year.
•Net income attributable to GE HealthCare was $428 million versus $418 million for the prior year, and Adjusted EBIT* was $742 million versus $711 million
•Net income margin was 8.9% versus 8.7% for the prior year, up 20 basis points (bps). Adjusted EBIT margin* was 15.3% versus 14.8%, up 60 bps as both measures saw benefits from productivity and price.
•Diluted EPS was $0.93 versus $0.91, up $0.02 from the prior year. Adjusted EPS* was $1.00 versus $0.92, up $0.09 from the prior year as both measures saw improved EBIT and lower interest expense.
•Cash flow from operating activities was $(119) million, down $52 million year-over-year. Free cash flow* was $(182) million, down $46 million year-over-year.

* Non-GAAP financial measure.

Second quarter 2024 segment financial performance (Unaudited)

Segment ($ in millions)	Imaging	Ultrasound	Patient Care Solutions	Pharmaceutical Diagnostics
Segment Revenues	$2,596	$823	$772	$639
YoY % change	(1)%	(2)%	—%	12%
YoY % Organic* change	—%	(1)%	1%	14%
Segment EBIT	$286	$178	$78	$200
YoY % change	3%	(7)%	(8)%	31%
Segment EBIT Margin	11.0%	21.6%	10.1%	31.2%
YoY change	40 bps	(120) bps	(90) bps	450 bps
YoY refers to year-over-year comparison
Growth and innovation
Mr. Arduini continued, “The recent Centers for Medicare & Medicaid Services reimbursement proposal has the potential to benefit patients in the U.S. facing cancer, cardiovascular, and neurological diseases. We believe this will unlock the value of our radiopharmaceuticals and PET and SPECT scanners, ultimately enabling more precise diagnostic and treatment planning for patients. We’re optimistic about our pipeline of innovation and ability to bring differentiated solutions to market.”

Recent innovation and commercial highlights

•GE HealthCare and AWS announce strategic collaboration to accelerate healthcare transformation with generative AI
•GE HealthCare announces agreement to acquire clinical artificial intelligence business from Intelligent Ultrasound
•GE HealthCare’s MIM Software introduces MIM Symphony HDR Prostate for MR Image guidance during procedures
•Heart Hospital of New Mexico at Lovelace Medical Center and GE HealthCare collaborate to install the first Allia IGS Pulse electrophysiology lab in the United States
•GE HealthCare and Mediview announce the world’s first installation and clinical use of augmented reality interventional suite that aims to transform the practice of interventional radiology
•GE HealthCare and Salud Digna extend collaboration aimed at improving patient care in Mexico
•GE HealthCare announces changes in strategic leadership and key segments to better serve patients and customers
•GE HealthCare increases access to precision care tools, encouraging the continued adoption and practice of more personalized medicine around the world
•GE HealthCare study demonstrates adding breast oncology PET tracer to standard workup of patients with metastatic or recurrent breast cancer may yield beneficial clinical and economic outcomes, potentially saving $142M over five years in the United States
•GE HealthCare and Tampa General Hospital expand long-term partnership to benefit patients and clinicians across the state of Florida
•Pushing the boundaries of neuroscience with GE HealthCare’s SIGNA MAGNUS
2024 guidance
Today, the Company updates full-year 2024 guidance for Organic revenue growth* and Adjusted EBIT margin* and reaffirms other metrics as follows:
•Organic revenue growth* in the range of 1% to 2% year-over-year versus the prior guide of approximately 4%, due to China market headwinds
•Adjusted EBIT margin* in the range of 15.7% to 16.0%, reflecting an expansion of 60 to 90 basis points versus 2023 Adjusted EBIT margin* of 15.1%; this compares to prior guidance of 15.6% to 15.9%
•Adjusted effective tax rate (ETR)* in the range of 23% to 25%
•Adjusted EPS* in the range of $4.20 to $4.35, representing 7% to 11% growth versus Adjusted EPS* of $3.93 for 2023
•Free cash flow* of approximately $1.8 billion
The Company provides its outlook on a non-GAAP basis. Refer to the Non-GAAP Financial Measures in Outlook section below for more details.
* Non-GAAP financial measure.

Financial rounding
Certain columns and rows in this document may not sum due to the use of rounded numbers. Percentages presented are calculated from the underlying whole-dollar amounts.

Condensed Consolidated Statements of Income (Unaudited)
	For the three months ended June 30		For the six months ended June 30
(In millions, except per share amounts)	2024	2023	2024	2023
Sales of products	$3,207	$3,213	$6,253	$6,344
Sales of services	1,632	1,604	3,237	3,180
Total revenues	4,839	4,817	9,489	9,524
Cost of products	2,045	2,084	4,012	4,121
Cost of services	792	793	1,574	1,572
Gross profit	2,002	1,940	3,904	3,831
Selling, general, and administrative	1,067	1,072	2,105	2,134
Research and development	327	298	651	568
Total operating expenses	1,395	1,370	2,756	2,702
Operating income	608	570	1,148	1,129
Interest and other financial charges – net	131	137	254	273
Non-operating benefit (income) costs	(101)	(123)	(204)	(238)
Other (income) expense – net	(1)	(14)	8	(22)
Income before income taxes	578	570	1,090	1,116
Benefit (provision) for income taxes	(143)	(137)	(267)	(300)
Net income	435	433	823	816
Net (income) loss attributable to noncontrolling interests	(7)	(15)	(21)	(26)
Net income attributable to GE HealthCare	428	418	802	790
Deemed preferred stock dividend of redeemable noncontrolling interest	—	—	—	(183)
Net income attributable to GE HealthCare common stockholders	$428	$418	$802	$607

Earnings per share attributable to GE HealthCare common stockholders:
Basic	$0.94	$0.92	$1.76	$1.34
Diluted	$0.93	$0.91	$1.75	$1.33
Weighted-average number of shares outstanding:
Basic	457	455	456	455
Diluted	459	458	459	458

Condensed Consolidated Statements of Financial Position (Unaudited)
	As of
(In millions, except share and per share amounts)	June 30, 2024	December 31, 2023
Cash, cash equivalents, and restricted cash	$2,015	$2,504
Receivables – net of allowances of $103 and $98	3,343	3,525
Due from related parties	11	32
Inventories	2,023	1,960
Contract and other deferred assets	977	1,000
All other current assets	437	389
Current assets	8,806	9,410
Property, plant, and equipment – net	2,458	2,500
Goodwill	13,116	12,936
Other intangible assets – net	1,195	1,253
Deferred income taxes	4,365	4,474
All other non-current assets	1,913	1,881
Total assets	$31,852	$32,454
Short-term borrowings	$1,007	$1,006
Accounts payable	2,824	2,947
Due to related parties	27	99
Contract liabilities	1,876	1,918
Current compensation and benefits	1,235	1,518
All other current liabilities	1,348	1,493
Current liabilities	8,318	8,981
Long-term borrowings	8,233	8,436
Non-current compensation and benefits	5,455	5,782
Deferred income taxes	55	68
All other non-current liabilities	1,796	1,877
Total liabilities	23,858	25,144
Commitments and contingencies
Redeemable noncontrolling interests	177	165
Common stock, par value $0.01 per share, 1,000,000,000 shares authorized, 456,654,068 shares issued and outstanding as of June 30, 2024; 455,342,290 shares issued and outstanding as of December 31, 2023	5	5
Additional paid-in capital	6,540	6,493
Retained earnings	2,101	1,326
Accumulated other comprehensive income (loss) – net	(845)	(691)
Total equity attributable to GE HealthCare	7,801	7,133
Noncontrolling interests	16	12
Total equity	7,817	7,145
Total liabilities, redeemable noncontrolling interests, and equity	$31,852	$32,454

Condensed Consolidated Statements of Cash Flows (Unaudited)
	For the six months ended June 30
(In millions)	2024	2023
Net income	$823	$816
Adjustments to reconcile Net income to Cash from (used for) operating activities
Depreciation of property, plant, and equipment	137	124
Amortization of intangible assets	160	189
Gain on fair value remeasurement of contingent consideration	(10)	(3)
Net periodic postretirement benefit plan (income) expense	(180)	(207)
Postretirement plan contributions	(170)	(180)
Share-based compensation	70	52
Provision for income taxes	267	300
Cash paid during the year for income taxes	(287)	(271)
Changes in operating assets and liabilities, excluding the effects of acquisitions:
Receivables	112	(32)
Due from related parties	19	10
Inventories	(116)	(172)
Contract and other deferred assets	12	(64)
Accounts payable	(41)	(40)
Due to related parties	(57)	(11)
Contract liabilities	(20)	111
Current compensation and benefits	(266)	(114)
All other operating activities - net	(155)	(107)
Cash from (used for) operating activities	300	401
Cash flows – investing activities
Additions to property, plant and equipment and internal-use software	(209)	(213)
Dispositions of property, plant, and equipment	—	1
Purchases of businesses, net of cash acquired	(259)	(147)
All other investing activities - net	(69)	9
Cash from (used for) investing activities	(537)	(350)
Cash flows – financing activities
Net increase (decrease) in borrowings (maturities of 90 days or less)	—	(12)
Newly issued debt, net of debt issuance costs (maturities longer than 90 days)	1	2,000
Repayments and other reductions (maturities longer than 90 days)	(156)	(6)
Dividends paid to stockholders	(28)	(14)
Redemption of noncontrolling interests	—	(211)
Net transfers (to) from GE	—	(1,317)
All other financing activities - net	(27)	6
Cash from (used for) financing activities	(210)	446
Effect of foreign currency rate changes on cash, cash equivalents, and restricted cash	(41)	(3)
Increase (decrease) in cash, cash equivalents, and restricted cash	(488)	494
Cash, cash equivalents, and restricted cash at beginning of year	2,506	1,451
Cash, cash equivalents, and restricted cash as of June 30	$2,018	$1,945

Supplemental disclosure of cash flows information
Cash paid during the year for interest	$(274)	$(250)
Non-cash investing activities
Acquired but unpaid property, plant, and equipment	$76	$70

Non-GAAP Financial Measures

The non-GAAP financial measures presented in this press release are supplemental measures of GE HealthCare’s performance and its liquidity that the Company believes will help investors understand its financial condition, cash flows, and operating results, and assess its future prospects. When read in conjunction with the Company’s U.S. GAAP results, these non-GAAP financial measures provide a baseline for analyzing trends in GE HealthCare’s underlying businesses and can be used by management as one basis for making financial, operational, and planning decisions. Descriptions of the reported non-GAAP measures are included below.

The Company reports Organic revenue and Organic revenue growth rate to provide management and investors with additional understanding and visibility into the underlying revenue trends of the Company’s established, ongoing operations, as well as provide insights into overall demand for its products and services. To calculate these measures, the Company excludes the effect of acquisitions, dispositions, and foreign currency rate fluctuations.

The Company reports EBIT, Adjusted EBIT, Adjusted EBIT margin, Adjusted net income, Adjusted net income margin, and Adjusted earnings per share to provide management and investors with additional understanding of its business by highlighting the results from ongoing operations and the underlying profitability factors, on a normalized basis. To calculate these measures the Company excludes, and reflects in the detailed reconciliations below, the following adjustments as applicable: Interest and other financial charges - net, Net (income) loss attributable to noncontrolling interests, Non-operating benefit (income) costs, Benefit (provision) for income taxes and certain tax related adjustments, and certain non-recurring and/or non-cash items. GE HealthCare may from time to time consider excluding other non-recurring items to enhance comparability between periods. Adjusted EBIT margin and Adjusted net income margin are calculated by taking Adjusted EBIT, or Adjusted net income, divided by Total revenues for the same period.

The Company reports Adjusted tax expense and Adjusted effective tax rate to provide investors with a better understanding of the normalized tax rate applicable to the business and provide more consistent comparability across periods. Adjusted tax expense excludes the income tax related to the pre-tax income adjustments included as part of Adjusted net income and certain income tax adjustments, such as adjustments to deferred tax assets or liabilities. The Company may from time to time consider excluding other non-recurring tax items to enhance comparability between periods. Adjusted effective tax rate is Adjusted tax expense divided by Income before income taxes less the pre-tax income adjustments referenced above.

The Company reports Free cash flow and Free cash flow conversion to provide management and investors with an important measure of the ability to generate cash on a normalized basis and provide insight into the Company’s flexibility to allocate capital. Free cash flow is Cash from (used for) operating activities including cash flows related to the additions and dispositions of property, plant, and equipment (“PP&E”) and additions of internal-use software. Free cash flow does not represent residual cash flows available for discretionary expenditures, due to the fact that the measure does not deduct the capital required for debt repayments. Free cash flow conversion is calculated by taking Free cash flow divided by Adjusted net income.

Management recognizes that these non-GAAP financial measures have limitations, including that they may be calculated differently by other companies or may be used under different circumstances or for different purposes. In order to compensate for the discussed limitations, management does not consider these measures in isolation from or as alternatives to the comparable financial measures determined in accordance with U.S. GAAP. The detailed reconciliations of each non-GAAP financial measure to the most directly comparable U.S. GAAP financial measure are provided below, and no single financial measure should be relied on to evaluate our business.

Non-GAAP Financial Reconciliations

Organic Revenue*
Unaudited	For the three months ended June 30			For the six months ended June 30
($ In millions)	2024	2023	% change	2024	2023	% change
Imaging revenues	$2,596	$2,620	(1)%	$5,062	$5,116	(1)%
Less: Acquisitions(1)	13	—		13	—
Less: Dispositions(2)	—	—		—	—
Less: Foreign currency exchange	(37)	—		(64)	—
Imaging Organic revenue*	$2,620	$2,620	—%	$5,113	$5,116	—%
Ultrasound revenues	$823	$839	(2)%	$1,647	$1,698	(3)%
Less: Acquisitions(1)	—	—		—	—
Less: Dispositions(2)	—	—		—	—
Less: Foreign currency exchange	(8)	—		(13)	—
Ultrasound Organic revenue*	$831	$839	(1)%	$1,659	$1,698	(2)%
PCS revenues	$772	$770	—%	$1,519	$1,551	(2)%
Less: Acquisitions(1)	—	—		—	—
Less: Dispositions(2)	—	—		—	—
Less: Foreign currency exchange	(2)	—		(4)	—
PCS Organic revenue*	$775	$770	1%	$1,523	$1,551	(2)%
PDx revenues	$639	$568	12%	$1,238	$1,126	10%
Less: Acquisitions(1)	—	—		—	—
Less: Dispositions(2)	—	—		—	—
Less: Foreign currency exchange	(7)	—		(8)	—
PDx Organic revenue*	$646	$568	14%	$1,246	$1,126	11%
Other revenues	$9	$20	(53)%	$24	$33	(27)%
Less: Acquisitions(1)	—	—		—	—
Less: Dispositions(2)	—	—		—	—
Less: Foreign currency exchange	—	—		—	—
Other Organic revenue*	$9	$20	(53)%	$24	$33	(27)%
Total revenues	$4,839	$4,817	—%	$9,489	$9,524	—%
Less: Acquisitions(1)	13	—		14	—
Less: Dispositions(2)	—	—		—	—
Less: Foreign currency exchange	(54)	—		(89)	—
Organic revenue*	$4,881	$4,817	1%	$9,565	$9,524	—%

(1)	Represents revenues attributable to acquisitions from the date the Company completed the transaction through the end of four quarters following the transaction.
(2)	Represents revenues attributable to dispositions for the four quarters preceding the disposition date.

* Non-GAAP financial measure.

Adjusted EBIT*
Unaudited	For the three months ended June 30			For the six months ended June 30
($ In millions)	2024	2023	% change	2024	2023	% change
Net income attributable to GE HealthCare	$428	$418	2%	$802	$790	2%
Add: Interest and other financial charges – net	131	137		254	273
Add: Non-operating benefit (income) costs	(101)	(123)		(204)	(238)
Less: Benefit (provision) for income taxes	(143)	(137)		(267)	(300)
Less: Net (income) loss attributable to noncontrolling interests	(7)	(15)		(21)	(26)
EBIT*	$608	$584	4%	$1,140	$1,151	(1)%
Add: Restructuring costs(1)	29	19		68	31
Add: Acquisition and disposition-related charges (benefits)(2)	(3)	(2)		(3)	(1)
Add: Spin-Off and separation costs(3)	67	72		126	130
Add: (Gain) loss on business and asset dispositions(4)	—	—		—	—
Add: Amortization of acquisition-related intangible assets	35	32		66	63
Add: Investment revaluation (gain) loss(5)	6	6		26	1
Adjusted EBIT*	$742	$711	4%	$1,423	$1,375	3%
Net income margin	8.9%	8.7%	20 bps	8.5%	8.3%	20 bps
Adjusted EBIT margin*	15.3%	14.8%	60 bps	15.0%	14.4%	60 bps

(1)	Consists of severance, facility closures, and other charges associated with restructuring programs.
(2)	Consists of legal, consulting, and other transaction and integration fees, and adjustments to contingent consideration, as well as other purchase accounting related charges and other costs directly related to the transactions.
(3)	Costs incurred in the Spin-Off and separation from GE, including system implementations, audit and advisory fees, legal entity separation, Founders Grant equity awards, separation agreements with GE, and other one-time costs.
(4)	Consists of gains and losses resulting from the sale of assets and investments.
(5)	Primarily relates to valuation adjustments for equity investments.

* Non-GAAP financial measure.

Adjusted Net Income*
Unaudited	For the three months ended June 30			For the six months ended June 30
($ In millions)	2024	2023	% change	2024	2023	% change
Net income attributable to GE HealthCare	$428	$418	2%	$802	$790	2%
Add: Non-operating benefit (income) costs	(101)	(123)		(204)	(238)
Add: Restructuring costs(1)	29	19		68	31
Add: Acquisition and disposition-related charges (benefits)(2)	(3)	(2)		(3)	(1)
Add: Spin-Off and separation costs(3)	67	72		126	130
Add: (Gain) loss on business and asset dispositions(4)	—	—		—	—
Add: Amortization of acquisition-related intangible assets	35	32		66	63
Add: Investment revaluation (gain) loss(5)	6	6		26	1
Add: Tax effect of reconciling items	(1)	(3)		(10)	1
Add: Certain tax adjustments(6)	—	—		—	30
Adjusted net income*	$459	$419	10%	$872	$807	8%
Adjusted net income margin*	9.5%	8.7%	80 bps	9.2%	8.5%	70 bps

(1)	Consists of severance, facility closures, and other charges associated with restructuring programs.
(2)	Consists of legal, consulting, and other transaction and integration fees, and adjustments to contingent consideration, as well as other purchase accounting related charges and other costs directly related to the transactions.
(3)	Costs incurred in the Spin-Off and separation from GE, including system implementations, audit and advisory fees, legal entity separation, Founders Grant equity awards, separation agreements with GE, and other one-time costs.
(4)	Consists of gains and losses resulting from the sale of assets and investments.
(5)	Primarily relates to valuation adjustments for equity investments.
(6)
Consists of certain income tax adjustments, including the accrual of a deferred tax liability on the prior period earnings of certain of the Company’s foreign subsidiaries for which the Company is no longer permanently reinvested and the impact of adjusting deferred tax assets and liabilities to stand-alone GE HealthCare tax rates.

* Non-GAAP financial measure.

Adjusted Earnings Per Share*
Unaudited	For the three months ended June 30			For the six months ended June 30
(In dollars, except shares outstanding presented in millions)	2024	2023	$ change	2024	2023	$ change
Diluted earnings per share	$0.93	$0.91	$0.02	$1.75	$1.33	$0.42
Add: Deemed preferred stock dividend of redeemable noncontrolling interest	—	—		—	0.40
Add: Non-operating benefit (income) costs	(0.22)	(0.27)		(0.44)	(0.52)
Add: Restructuring costs(1)	0.06	0.04		0.15	0.07
Add: Acquisition and disposition-related charges (benefits)(2)	(0.01)	(0.00)		(0.01)	(0.00)
Add: Spin-Off and separation costs(3)	0.15	0.16		0.28	0.28
Add: (Gain) loss on business and asset dispositions(4)	—	—		—	—
Add: Amortization of acquisition-related intangible assets	0.08	0.07		0.14	0.14
Add: Investment revaluation (gain) loss(5)	0.01	0.01		0.06	0.00
Add: Tax effect of reconciling items	(0.00)	(0.01)		(0.02)	0.00
Add: Certain tax adjustments(6)	—	—		—	0.07
Adjusted earnings per share*	$1.00	$0.92	$0.09	$1.90	$1.76	$0.14
Diluted weighted-average shares outstanding	459	458		459	458

(1)	Consists of severance, facility closures, and other charges associated with restructuring programs.
(2)	Consists of legal, consulting, and other transaction and integration fees, and adjustments to contingent consideration, as well as other purchase accounting related charges and other costs directly related to the transactions.
(3)	Costs incurred in the Spin-Off and separation from GE, including system implementations, audit and advisory fees, legal entity separation, Founders Grant equity awards, separation agreements with GE, and other one-time costs.
(4)	Consists of gains and losses resulting from the sale of assets and investments.
(5)	Primarily relates to valuation adjustments for equity investments.
(6)
Consists of certain income tax adjustments, including the accrual of a deferred tax liability on the prior period earnings of certain of the Company’s foreign subsidiaries for which the Company is no longer permanently reinvested and the impact of adjusting deferred tax assets and liabilities to stand-alone GE HealthCare tax rates.

Adjusted Tax Expense* and Adjusted ETR*
Unaudited	For the three months ended June 30		For the six months ended June 30
($ In millions)	2024	2023	2024	2023
Benefit (provision) for income taxes	$(143)	$(137)	$(267)	$(300)
Add: Tax effect of reconciling items	(1)	(3)	(10)	1
Add: Certain tax adjustments(1)	—	—	—	30
Adjusted tax expense*	$(144)	$(140)	$(277)	$(269)
Effective tax rate	24.7%	24.0%	24.5%	26.9%
Adjusted effective tax rate*	23.6%	24.4%	23.7%	24.4%

(1)
Consists of certain income tax adjustments, including the accrual of a deferred tax liability on the prior period earnings of certain of the Company’s foreign subsidiaries for which the Company is no longer permanently reinvested and the impact of adjusting deferred tax assets and liabilities to stand-alone GE HealthCare tax rates.

* Non-GAAP financial measure.

Free Cash Flow*
Unaudited	For the three months ended June 30			For the six months ended June 30
($ In millions)	2024	2023	% change	2024	2023	% change
Cash from (used for) operating activities	$(119)	$(67)	(77)%	$300	$401	(25)%
Add: Additions to PP&E and internal-use software	(63)	(70)		(209)	(213)
Add: Dispositions of PP&E	—	1		—	1
Free cash flow*	$(182)	$(136)	(34)%	$92	$189	(51)%

Non-GAAP Financial Measures in Outlook
GE HealthCare calculates forward-looking non-GAAP financial measures, including Organic revenue growth, Adjusted EBIT margin, Adjusted ETR, Adjusted EPS, and Free cash flow based on internal forecasts that omit certain amounts that would be included in GAAP financial measures. GE HealthCare does not provide reconciliations of these forward-looking non-GAAP financial measures to the respective GAAP metrics as it is unable to predict with reasonable certainty and without unreasonable effort certain items such as the impact of changes in currency exchange rates, impacts associated with business acquisitions or dispositions, timing and magnitude of restructuring activities, and revaluation of strategic investments, amongst other items. The timing and amounts of these items are uncertain and could have a substantial impact on GE HealthCare’s results in accordance with GAAP.

Key Performance Indicators
Management uses the following metrics to provide a leading indicator of current business demand from customers for products and services.
•Organic orders growth: Rate of change period-over-period of contractual commitments with customers to provide specified goods or services for an agreed upon price, and excluding the effects of: (1) recent acquisitions and dispositions with less than a full year of comparable orders; and (2) foreign currency exchange rate fluctuations in order to present orders on a constant currency basis.
•Book-to-bill: Total orders divided by Total revenues within a given financial period (e.g., quarter or FY).

Conference Call and Webcast Information
GE HealthCare will discuss its results during its live earnings call today, July 31, 2024 at 8:30am ET. The webcast and accompanying slide presentation containing financial information can be accessed by visiting the investor section of the website at https://investor.gehealthcare.com/news-events/events. An archived version of the webcast will be available on the website after the call.
* Non-GAAP financial measure.

Forward-looking Statements
This release contains forward-looking statements. These forward-looking statements might be identified by words, and variations of words, such as “will,” “expect,” “may,” “would,” “could,” “plan,” “believe,” “anticipate,” “intend,” “estimate,” “potential,” “position,” “forecast,” “target,” “guidance,” “outlook,” and similar expressions. These forward-looking statements may include, but are not limited to, statements about our business and expected financial performance, financial condition, and results of operations, including revenue, revenue growth, profit, taxes, earnings per share, and cash flows, and the Company’s outlook; and the Company’s strategy, innovation, and investments. These forward-looking statements involve risks and uncertainties, many of which are beyond the Company’s control. Factors that could cause the Company’s actual results to differ materially from those described in its forward-looking statements include, but are not limited to, operating in highly competitive markets; the Company’s ability to successfully complete strategic transactions; the actions or inactions of third parties with whom the Company partners and the various collaboration, licensing, and other partnerships and alliances the Company has with third parties; demand for the Company’s products, services, or solutions and factors that affect that demand; management of the Company’s supply chain and the Company’s ability to cost-effectively secure the materials it needs to operate its business; disruptions in the Company’s operations; changes in third-party and government reimbursement processes, rates, contractual relationships, and mix of public and private payers, including related to government shutdowns; the delayed China stimulus and the ongoing anti-corruption campaign; the Company’s ability to attract and/or retain key personnel and qualified employees; global geopolitical and economic instability, including as a result of the conflict between Ukraine and Russia, the conflict in Israel and surrounding areas, and the actions in the Red Sea region; public health crises, epidemics, and pandemics and their effects on the Company’s business; maintenance and protection of the Company’s intellectual property rights, as well as maintenance of successful research and development efforts with respect to commercially successful products and technologies; the impact of potential information technology, cybersecurity or data security breaches; compliance with the various legal, regulatory, tax, privacy, and other laws to which the Company is subject, such as the Foreign Corrupt Practices Act and similar anti-corruption and anti-bribery laws globally, and related changes, claims, inquiries, investigations, or actions; the Company’s ability to control increases in healthcare costs and any subsequent effect on demand for the Company’s products, services, or solutions; the impacts related to the Company’s increasing focus on and investment in cloud, edge, artificial intelligence, and software offerings; the impact of potential product liability claims; environmental, social, and governance matters; the Company’s ability to operate effectively as an independent, publicly-traded company; and the Company’s level of indebtedness, as well as its general ability to comply with covenants under its debt instruments and any related effect on the Company’s business. Please also see the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 filed with the U.S. Securities and Exchange Commission and any updates or amendments it makes in future filings. There may be other factors not presently known to the Company or which it currently considers to be immaterial that could cause the Company’s actual results to differ materially from those projected in any forward-looking statements the Company makes. The Company does not undertake any obligation to update or revise its forward-looking statements except as required by applicable law or regulation.

About GE HealthCare Technologies Inc.
GE HealthCare is a leading global medical technology, pharmaceutical diagnostics, and digital solutions innovator, dedicated to providing integrated solutions, services, and data analytics to make hospitals more efficient, clinicians more effective, therapies more precise, and patients healthier and happier. Serving patients and providers for more than 125 years, GE HealthCare is advancing personalized, connected, and compassionate care, while simplifying the patient’s journey across the care pathway. Together our Imaging, Ultrasound, Patient Care Solutions, and Pharmaceutical Diagnostics businesses help improve patient care from diagnosis, to therapy, to monitoring. We are a $19.6 billion business with approximately 51,000 colleagues working to create a world where healthcare has no limits.

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Investor Relations Contact:
Carolynne Borders
+1-631-662-4317
carolynne.borders@gehealthcare.com

Media Contact:
Jennifer Fox
+1-414-530-3027
jennifer.r.fox@gehealthcare.com